Exhibit 23.3

CONSENT OF DOEREN MAYHEW

We consent to the inclusion in this Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”) and the related Prospectus of Smith Douglas Homes Corp. (the “Company”), of our report dated July 14, 2023, on our audit of the financial statements of Devon Street Homes, L.P. as of December 31, 2022 and for the year then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ DOEREN MAYHEW

September 6, 2023